Exhibit (a)(1)(I)

SUPPLEMENTAL DECLARATION OF STATUS FOR ISRAELI INCOME TAX PURPOSES

You are receiving this form “Supplemental Declaration of Status For Israeli Income Tax Purposes” as a holder of common stock, par value $0.01 per share (collectively, the “Shares”), of Playtika Holding Corp. (“Playtika”), in connection with the acquisition of Shares by Playtika pursuant to the terms and conditions of that certain Offer to Purchase dated August 29, 2022 (the “Offer”). This form serves as a supplement to the Declaration of Status For Israeli Income Tax Purposes that was previously provided to you (the “Initial Declaration”) and should be read and interpreted in conjunction therewith.

By completing this form in a manner that would substantiate your eligibility for an exemption from Israeli withholding tax, which is required by Playtika, your broker or any other withholding agent, or their authorized representatives to seek to exempt you from Israeli withholding tax. This form, if relevant, should be delivered to D.F. King & Co., Inc., the information agent for the Offer, at playtikataxdeclaration@dfking.com.

To request a copy of this form, please contact D.F. King & Co., Inc. at playtika@dfking.com. Any questions or requests for assistance may be directed to your broker or D.F. King & Co., Inc. at (212) 269-5550 (toll free), (877) 871-1741 or playtika@dfking.com.

This form is relevant only if you certify that (A) you are NOT a “resident of Israel” (as defined under Section 1 of the Israeli Income Tax Ordinance [New Version], 5721-1961 (the “Ordinance”) (see Appendix A to the Initial Declaration) for purposes of the Ordinance, (B) you acquired your Shares on or after the Company’s initial public offering on January 15, 2021 (the “IPO”), and (C) you hold less than 5% of the outstanding Shares. For the sake of clarity, this form is NOT relevant if you purchased the Shares prior to the IPO. For the sake of clarity, this form is also NOT relevant if you are a registered stockholder (i.e., you hold Shares as a record holder in the Company’s share register) or if your consideration for tendering your Shares in the Offer exceeds US$500,000. As described further in the Offer to Purchase, if you are a registered stockholder or if the consideration you receive in the Offer exceeds US$500,000, you will not be eligible for the exemption from Israeli withholding tax for Non-Residents of Israel under the ruling obtained by Playtika from the Israeli Tax Authority (the “ITA”) and the Depositary will withhold for Israeli withholding at the rate described in the Offer to Purchase, unless you provide a valid ITA Waiver. An “ITA Waiver” means a valid certificate, ruling or any other written instructions issued by the ITA in form and substance reasonably satisfactory to Playtika and the Depositary, that is applicable to the payments to be made pursuant to the Offer stating that no withholding, or a reduced rate of withholding, of Israeli withholding tax is required with respect to such payments or providing other instructions regarding such payments or withholding.

You are urged to consult your own tax advisors to determine the particular tax consequences to you should you tender your Shares in the Offer, including, without limitation, the effect of any state, local or foreign income and any other tax laws, how to fill out this form, and whether or not you should use this form.

Please note that in addition to completing this declaration, you are required to provide the Initial Declaration, as well as (i) if you are an individual, a copy of your valid non-Israeli passport; and (ii) if your consideration for tendering your Shares in the Offer exceeds US$300,000, a tax residency certificate from the applicable tax authority in your country of residence, as further described in the Initial Declaration.

IF ANY OF YOUR SHARES ARE HELD IN “STREET NAME” BY A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE THAT IS A PARTICIPANT AT THE DEPOSITARY TRUST COMPANY (“DTC”) (I.E., HELD FOR YOUR BENEFIT BY SUCH A PERSON), YOUR SHARES ARE SUBJECT TO THE PROCEDURES ESTABLISHED BY THE DEPOSITARY WITH RESPECT TO THE CONSIDERATION PURSUANT TO THE OFFER AND DTC, REGARDING THE CLASSIFICATION OF YOUR SHARES FOR ISRAELI WITHHOLDING TAX PURPOSES. IF THESE PROCEDURES ARE NOT COMPLETED BEFORE THE 180TH DAY FOLLOWING THE EXPIRATION DATE OF THE OFFER, THE DEPOSITARY MAY TRANSFER THE APPLICABLE PROCEEDS TO YOU THROUGH SUCH BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE LESS THE MAXIMUM APPLICABLE ISRAELI INCOME TAX WITHHOLDING.

PART I	Identification and details of Stockholder (including Eligible Israeli Brokers)

1. Name:	2. Type of Stockholder (more than one box may be applicable):

(please print full name)	☐ Corporation (or Limited Liability Company) ☐ Individual ☐ Trust ☐ Partnership ☐ Other: ______________________	☐ Bank ☐ Broker ☐ Financial Institution

3. For Individuals only:	4. For all other Stockholders:

Date of birth: ______/_____/______ month / day / year	Country of incorporation or organization:

Country of residence:	Registration number of corporation (if applicable):

Countries of citizenship (name all citizenships):

Taxpayer Identification or Social Security No. (if applicable):	Country of residence:

5. Permanent Address (state, city, zip or postal code, street, house number, apartment number):

6. Mailing Address (if different from above):	7. Contact Details: Name: ______________ Capacity: _______________ Telephone Number (country code, area code and number):

8. I hold the Shares of Playtika (mark X in the appropriate place):

☐   directly, as a Registered Holder

☐   through a Broker. If you marked this box, please state the name of your Broker: _________________

PART II	Declaration by Non-Israeli Residents ▶ Eligible Israeli Brokers should not complete this Part II

A. To be completed only by Individuals. I hereby declare that: (if the statement is correct, mark X in the following boxes)

A.1 ☐	My consideration for tendering my Shares in the Offer is less than US$300,000. (If your consideration for tendering your Shares exceeds US$300,000 then you are required to provide a tax residency certificate from the applicable tax authority in your country of residence.)

A.2 ☐	I did not purchase my Shares from a Relative* nor were the Shares subject to Part E2 of the Ordinance (Israeli tax-free reorganization).

*Relative – (1) spouse, brother, sister, parent, grandparent, offspring, spouse’s offspring, and the spouse of any of the aforementioned; (2) offspring of a brother or sister, and brother or sister of a parent.

B. To be completed by Corporations (except Partnerships and Trusts). I hereby declare that: (if correct, mark X in the following boxes)

B.1 ☐	The corporation’s consideration for tendering its Shares in the Offer is less than US$300,000. (If the corporation’s consideration for tendering its Shares exceeds US$300,000 then it is required to provide a tax residency certificate from the applicable tax authority in its country of residence.)

B.2 ☐	The corporation’s Shares were not subject to Part E2 of the Ordinance (Israeli tax-free reorganization).

C. To be completed by Partnerships. I hereby declare that: (if correct, mark X in the following boxes)

C.1 ☐	The partnership’s consideration for tendering its Shares in the Offer is less than US$300,000. (If the partnership’s consideration for tendering its Shares exceeds US$300,000 then it is required to provide a tax residency certificate from the applicable tax authority in its country of residence.)

C.2 ☐	The partnership’s Shares were not subject to Part E2 of the Ordinance (Israeli tax-free reorganization).

D. To be completed by Trusts. I hereby declare that: (if correct, mark X in the following boxes)

D.1 ☐	The trust’s consideration for tendering its Shares in the Offer is less than US$300,000. (If the trust’s consideration for tendering its Shares exceeds US$300,000 then it is required to provide a tax residency certificate from the applicable tax authority in its country of residence)

D.2 ☐	The trust’s Shares were not subject to Part E2 of the Ordinance (Israeli tax-free reorganization).

PART III	Certification. By signing this form, I also declare that:

•  I understood this form and completed it correctly and pursuant to the instructions.

•  I provided accurate, full and complete details in this form.

•  I am aware that providing false details constitutes a criminal offense.

•  I am aware that this form may be provided to the Israeli Tax Authority, in case the Israeli Tax Authority so requests, for purposes of audit or otherwise.

Number of Shares: ________________________

SIGN HERE ▶
	Signature of Stockholder	Date	Capacity in which acting
(or individual authorized to sign on your behalf)